Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net Sales:
Aerospace & Electronics	$171,538	$139,299	$333,474	$272,944
Engineered Materials	60,101	58,646	121,933	112,401
Merchandising Systems	94,010	74,527	188,888	144,698
Fluid Handling	288,965	254,587	553,107	502,376
Controls	29,159	25,755	57,391	50,686

Total Net Sales	$643,773	$552,814	$1,254,793	$1,083,105

Operating Profit (Loss):
Aerospace & Electronics	$37,157	$26,215	$71,199	$50,704
Engineered Materials	9,130	10,172	19,273	18,712
Merchandising Systems	7,114	8,110	11,787	13,079
Fluid Handling	36,943	32,152	72,396	60,141
Controls	3,717	825	6,828	951
Corporate	(14,118)	(12,170)	(28,680)	(25,003)

Total Operating Profit	79,943	65,304	152,803	118,584

Interest Income	389	236	679	461
Interest Expense	(6,429)	(6,657)	(13,051)	(13,383)
Miscellaneous- Net	(290)	(604)	3,335 *	(625)

Income Before Income Taxes	73,613	58,279	143,766	105,037
Provision for Income Taxes	23,076	18,116	44,851	31,690

Net income before allocations to noncontrolling interests	50,537	40,163	98,915	73,347
Less: Noncontrolling interest in subsidiaries’ earnings	100	122	11	72

Net income attributable to common shareholders	$50,437	$40,041	$98,904	$73,275

Share Data:
Earnings per Diluted Share	$0.85	$0.67	$1.66	$1.23

Average Diluted Shares Outstanding	59,348	59,894	59,457	59,716
Average Basic Shares Outstanding	58,173	58,909	58,259	58,777

Supplemental Data:
Cost of Sales	$423,041	$361,779	$820,891	$714,050
Selling, General & Administrative	140,789	125,731	281,099	250,471
Depreciation and Amortization **	15,853	15,408	31,627	29,845
Stock-Based Compensation Expense	3,771	3,172	7,274	6,344

*	Primarily related to the sale of a building and the divestiture of a small product line in the three months ended March 31, 2011.
**	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	June 30, 2011	December 31, 2010

ASSETS
Current Assets
Cash and Cash Equivalents	$231,365	$272,941
Accounts Receivable, net	377,948	301,918
Current Insurance Receivable - Asbestos	33,000	33,000
Inventories, net	362,113	319,077
Other Current Assets	67,442	61,725

Total Current Assets	1,071,868	988,661

Property, Plant and Equipment, net	284,101	280,746
Long-Term Insurance Receivable - Asbestos	167,412	180,689
Other Assets	422,438	446,316
Goodwill	824,318	810,285

Total Assets	$2,770,137	$2,706,697

LIABILITIES AND EQUITY
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$464	$984
Accounts Payable	180,216	157,051
Current Asbestos Liability	100,000	100,000
Accrued Liabilities	221,972	229,462
Income Taxes	18,882	11,057

Total Current Liabilities	521,534	498,554

Long-Term Debt	398,825	398,736
Long-Term Deferred Tax Liability	50,224	48,852
Long-Term Asbestos Liability	570,768	619,666
Other Liabilities	139,521	147,859

Total Equity	1,089,265	993,030

Total Liabilities and Equity	$2,770,137	$2,706,697

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating Activities:
Net income attributable to common shareholders	$50,437	$40,041	$98,904	$73,275
Noncontrolling interest in subsidiaries’ earnings	100	122	11	72

Net income before allocations to noncontrolling interests	50,537	40,163	98,915	73,347
Gain on divestiture	—	—	(4,258)	—
Depreciation and amortization	15,853	15,408	31,627	29,845
Stock-based compensation expense	3,771	3,172	7,274	6,344
Defined benefit plans and postretirement expense	843	3,775	3,592	6,150
Deferred income taxes	6,627	6,538	13,520	13,220
Cash provided by (used for) operating working capital	(18,141)	11,041	(85,391)	(20,646)
Defined benefit plans and postretirement contributions	(5,579)	(5,213)	(10,358)	(6,289)
Environmental payments, net of reimbursements	(1,541)	(3,117)	(6,134)	(6,317)
Other	1,895	(8,321)	2,037	(4,265)

Subtotal	54,265	63,446	50,824	91,389
Asbestos related payments, net of insurance recoveries	(22,896)	(16,360)	(35,621)	(27,485)

Total provided by operating activities	31,369	47,086	15,203	63,904

Investing Activities:
Capital expenditures	(10,144)	(4,271)	(18,282)	(8,390)
Proceeds from disposition of capital assets	(23)	42	4,530	42
Payment for acquisition, net of cash acquired	—	—	—	(51,167)
Proceeds from divestiture	—	—	1,000	—

Total used for investing activities	(10,167)	(4,229)	(12,752)	(59,515)

Financing Activities:
Dividends paid	(13,385)	(11,815)	(26,859)	(23,558)
Reacquisition of shares on open market	(20,000)	(9,990)	(49,999)	(9,990)
Stock options exercised - net of shares reacquired	4,472	7,675	17,024	12,389
Excess tax benefit from stock-based compensation	1,407	578	5,359	969
Change in short-term debt	(454)	(87)	(530)	(3,133)

Total used for financing activities	(27,960)	(13,639)	(55,005)	(23,323)

Effect of exchange rate on cash and cash equivalents	4,961	(13,273)	10,978	(18,251)

Increase (decrease) in cash and cash equivalents	(1,797)	15,945	(41,576)	(37,185)
Cash and cash equivalents at beginning of period	233,162	319,584	272,941	372,714

Cash and cash equivalents at end of period	$231,365	$335,529	$231,365	$335,529

CRANE CO.

Order Backlog

(in thousands)

	June 30,		March 31,		December 31,		September 30,	June 30,
	2011		2011		2010		2010	2010

Aerospace & Electronics	$431,799		$454,559		$431,467		$401,585	$394,554
Engineered Materials	13,087		13,826		11,831		11,367	12,496
Merchandising Systems	26,898	*	25,008	*	30,170	*	18,044	20,346
Fluid Handling	323,045		305,255		271,825		266,578	257,840
Controls	30,323		24,015		22,354		27,575	28,711

Total Backlog	$825,152		$822,663		$767,647		$725,149	$713,947

*	Includes Order Backlog of $6.2 million at June 30, 2011, $5.3 million at March 31, 2011 and $8.4 million at December 31, 2010 pertaining to the 2010 acquisition of Money Controls.

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

CASH FLOW ITEMS
Cash Provided from Operating Activities before Asbestos - Related Payments	$54,265	$63,446	$50,824	$91,389
Asbestos Related Payments, Net of Insurance Recoveries	(22,896)	(16,360)	(35,621)	(27,485)

Cash Provided from Operating Activities	31,369	47,086	15,203	63,904
Less: Capital Expenditures	(10,144)	(4,271)	(18,282)	(8,390)

Free Cash Flow	$21,225	$42,815	$(3,079)	$55,514

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in the context of the definitions of the elements of such measures we provide and in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.